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                                 EXHIBIT 99.2

        MOORE MEDICAL CORP. NON-QUALIFIED STOCK OPTION PLAN, AS AMENDED


     1.  Purpose.  The purpose of this Non-Qualified Stock Option Plan (the
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"Plan") is to provide a continuing incentive to selected directors, officers, and key employees of Moore Medical Corp., a Delaware corporation (the "Company"), by the grant of non-qualified, non-incentive stock options ("options") under the Plan. Options granted under the Plan are not intended to be eligible for the tax consequences provided for in Sections 421 through 424 of the Internal Revenue Code of 1986, as amended ("the Code").

     2.  Shares Covered by Plan.  The number of shares which may be issued
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pursuant to options granted under the Plan shall not exceed 150,000 shares of the Company's common stock, par value $.01 ("Common Stock"). If any option granted under the Plan shall terminate, expire or be canceled, for any reason whatsoever, without having been exercised in full, the shares not purchased under such option shall be available again for the purposes of the Plan. The maximum number of shares in respect to which options may be granted under the Plan to any particular director, officer, or employee participating in the Plan shall be 20,000 per calendar year.

     3.  Administration.  The Plan shall be administered by a committee of
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directors of the Company (the "Committee") to be appointed from time to time by the Company's Board of Directors and to consist of not less than the minimum number of persons from time to time required by Rule 16(b)-3 promulgated by the Securities Exchange Act of 1934, or any successor rule or regulation thereto as in effect from time to time ("Rule 16(b)-3") and Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor statue, rule or regulation ("Code"), each of whom, to the extant necessary to comply with Rule 16(b)-3 and
Section 162(m) of the Code only, is intended to be a "disinterested person" within the meaning of Rule 16(b)-3 and an "outside director" within the meaning of Section 162(m) of the Code; provided that, the mere fact that a Committee
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member shall fail to qualify under either or both of these requirements shall not invalidate any award made or action taken by the Committee which award or action would otherwise be validly made under this Plan. Any determination in writing signed by all the members of the Committee shall be fully effective as if made by a majority vote at a meeting. The Committee may hold meetings telephonically. The Committee may appoint a Secretary, who shall keep minutes of its meetings, and the Committee may make such rules and regulations for the conduct of its business and for the carrying out of the Plan as it shall deem appropriate. In addition to the express powers and authorizations conferred upon the Committee by the Plan, the Committee shall have the authority to (i) interpret and administer the Plan and any instrument or agreement relating to or option made under the Plan and (ii) correct any defects, supply any omission and reconcile any inconsistency in the Plan. The interpretations and constructions by the Committee of any provisions of the Plan or of any option granted thereunder, and such determinations of the Committee as it shall deem appropriate for the administration of the Plan and of options granted thereunder, shall be final, binding and conclusive on all persons having any interest thereunder.

     4.  Eligibility. Options may be granted under the Plan to directors,
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officers, and key employees of the Company, selected by the Committee or the
Board of Directors.
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     5. Granting of Options. The Committee and Board of Directors shall each be
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authorized to select the directors, officers, and key employees eligible to receive options under the Plan, and to grant options to such directors, officers, and key employees providing for the number of shares to be included under each option, the installments (if any) in which it may be exercised, the date upon which each option expires, and the other terms and conditions of each option, all subject to and within the limitations of the Plan. Notwithstanding that an option provides that it may be exercised in installments, it may, if so authorized by the Committee or Board also provide that it becomes fully exercisable earlier ( subject to the provision of Sections 8(a)(ix) and 8(a)(x) of this Plan), in the event of and on a Change of Control and Position (hereinafter defined).

     6. Option Period. The date of grant of an option shall be the date on
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which Committee or Board shall award the option.  The Committee or the Board of
Directors may make options exercisable for up to five years from the date of grant.

     7. Option Price. The price to be paid for shares on exercise of each option
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shall be fixed by the Committee or the Board of Directors upon the date of grant. The price shall not be less than 100% of the fair market value of the Common Stock on the date of the grant.

     8. Terms and Conditions of Options.
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    (a) Each option shall be deemed to include the following terms and conditions:

        (i) The holder of an option may exercise his or her option by delivering to the Company written notice of the number of shares with respect to which option rights are to be exercised together with full payment of the purchase price of the such shares. In addition, the holder of an option will be required to pay all withholding taxes when due by reason of said exercise. In either case (at the election of the holder of the option) payment may be made either (x) in cash, (y) in Common Stock, or (z) by a combination of cash and Common Stock. If payment, in whole or part, is made in Common Stock, it shall be valued by the Committee at its fair market value on the close of business on the date prior to the date of payment. Common Stock used for payment must have been held by the optionee for at least six months. Upon receipt by the Chief Financial Officer of the Company of payment in full, the option holder shall be deemed the holder of record of the Common Stock issuable upon such exercise, notwithstanding that certificates representing such Common Stock shall not then be actually delivered to the option holder.

        (ii) No option and no right under any such option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the optionee other than by will or the laws of descent and distribution, and it may be exercised during his or her lifetime only by the optionee.

        (iii) If the holder of an option dies during the period of his or her employment by the Company, the number of shares for which the option was exercisable as of the date of death may be exercised by the option holder's personal representative, or transferee entitled to acquire the right to exercise the option by will or pursuant to the laws of descent and distribution, until the earlier of the date upon which his or her option expires or ninety days following the date of death.

        (iv) If the employment of the option holder is terminated by the option holder by reason of his or her permanent disability, or terminated by the Company for any reason (except to
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the extent the option provides otherwise with respect to termination for cause), the number of shares for which the option was exercisable as of the date of termination may be exercised by the option holder until the earlier of the date upon which his or her option expires or ninety days following the date of such termination.

        (v) If the option holder terminates his or her employment with the Company for any reason other than permanent disability, the number of shares for which the option was exercisable as of the date of termination may be exercised by the option holder until the earlier of the date upon which his or her option expires or ten days following the date of such termination.

        (vi) No fractional shares shall be issued upon the exercise of an option. With respect to any fraction of a share otherwise issuable upon any exercise hereof, the Company shall pay to the option holder an amount in cash equal to the fair value of such fraction.

        (vii) The option holder shall not, by virtue thereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the option holder are limited to those provided by this Plan and (to the extant consistent therewith) those expressed in the option.

        (viii) If the term of the option holder as a director of the Company terminates for any reason other than his death, the number of shares for which the option was exercisable as of the date of termination may be exercised by the option holder until the earlier of the date upon which his option expires or 10 days (90 days in the event of death) following the date of such termination.

        (ix) Notwithstanding anything to the contrary contained in an option granted under the Plan, it shall not become exercisable to the extent that, and so long as, an exercise (when aggregated with all other option exercises by an option holder subject to the Section 162(m) provisions hereinafter referred to) thereof would, pursuant to Section 162(m) of the Code, limit the amount deductible by the Company as compensation for federal income tax purposes.

        (x) Notwithstanding anything to the contrary in an option granted under the Plan, it shall not become exercisable to the extent that, and so long as, an exercise (when aggregated with any other payment which would be subject to the "parachute payment" provisions hereinafter referred to) would cause a "parachute payment" under Section 280G of the Code.

        (xi) The Company may require an option holder, and the option holder's legal representative, heir, legatee, or distributee, as a condition of any exercise of the option, to give written assurance satisfactory to the Company that the shares are being acquired for investment only, with no view to the distribution, and that any subsequent resale thereof will be made pursuant to an effective and current registration statement under the Securities Act of 1933, or pursuant to an exemption from registration under said Act, and all certificates representing the shares subject to options shall bear the following legend:

             The shares represented by this certificate have not been registered under the Securities Act of 1933. Said shares have been acquired for investment, and may not be sold, transferred or assigned except pursuant to an effective registration statement for said shares under said Act or an opinion of the Company's counsel that such registration is not required under said Act.
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        (b) Each option may be made subject to such other terms and conditions consistent with the Plan as the Committee or Board of Directors may approve and provide for.

        (c) A "Change of Control and Position" shall be deemed to have occurred if a "change of control" described in (i) occurs on or before December 31, 1999 and a "change in position" described in (ii) or (iii) occurs within twelve months after the "change of control."

        (i) a "change of control" is:

                (aa) either (x) any merger or consolidation of the Company into or with another corporation (other than a subsidiary of the Company), or
(y) the acquisition by another person or entity of beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 50% of the common stock of the Company, unless, immediately after such merger, consolidation or acquisition, the holders of common stock of the Company immediately prior to such merger, consolidation or acquisition own more than 50% of the voting capital stock of such other corporation or the voting equity interests of such person or entity; or

                (bb) any sale by the Company of substantially all of the assets and business of the Company for cash, stock, or any combination thereof, unless, immediately after such sale, the holders of common stock of the Company immediately prior to such sale own 50% or more of the voting capital stock of the acquiring corporation or, if the acquiring person or entity is not a corporation, more than 50% of the voting equity interests of such acquiring person or entity; or

                (cc) either (x) the election or removal of a majority of the directors of the Company as a result of a solicitation subject to Rule 14a-11 (or successor Rule) under the Securities Exchange Act of 1934 relating to the election or removal of directors, or (y) the election of directors constituting a majority of the directors of the Company by other than the action of directors a majority of whom consist of Continuing Directors; for purposes hereof, a "Continuing Director" means a director (aa) for whose election the Company solicited proxies pursuant to a proxy statement under Regulation 14A of said Act, or (bb) who was elected by action of the directors a majority of whom were elected as described in clause (aa) hereof, or (cc) who was elected by action of directors a majority of whom were elected as described in clause (aa) and/or clause (bb) hereof.

        (ii) A "change of position" with respect to an option granted to an employee of the Company is the termination of the original option holder's employment by the Company (other than by reason of death, disability or a material breach of his or her duties to the Company) or a substantial change in his or her duties. Such an option holder will be considered to have had a substantial change in his or her duties only if:

                (aa) (x)the position level of the participant is lowered, or
(y) the duties of the participant (if he or she held a corporate Vice
President - position level immediately prior to the change of control) are changed to (aa) primarily consist of new duties not based upon his or her training or experience, or (bb) include substantial duties performed immediately prior to the change of control by employees of the Company previously subordinate to the participant, or (z) the principle location of employment by the Company of the participant is changed to a location more than 75 miles from his or her residence (for purposes hereof, such residence is to be the participant's
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residence when the intent of any party to cause a "change of control" becomes actually known to the participant or is first publicly disclosed); and

                (bb) within 90 days after the occurrence of any of the events referred to in clause (x), (y), or (z) of Section 8(c)(ii)(aa) hereof, he or she terminates his or her employment by the Company.

  (iii) A "change of position" with respect to an option granted to a non-employee director of the Company is the original option holder's ceasing to be a director of the Company by reason of a (aa) transaction described in clause (aa) or (bb) of Section 8(c)(i) hereof, if he or she is not, or in connection therewith does not become, a director or officer of the other corporation, another person, or acquiring person or entity referred to in said clauses (aa) or (bb), or (bb) a solicitation subject to Rule 14a-11 (or successor Rule) under the Securities Exchange Act of 1934 relating to the election or removal of the directors of the Company.

     9. Amendments to and Termination of Plan.  The Board of Directors of the
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Company may from time to time make such amendments to the Plan as it may deem proper and in the best interests of the Company, provided that no amendment
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shall be made which would impair, without the consent of the optionee, any option theretofore granted under the Plan or deprive any optionee of any shares of stock of the Company which he may have acquired through or as a result of an option under the Plan. The Plan may be terminated at any time by the Company's Board of Directors, except with respect to options then outstanding under the Plan.

     10. Adjustments.  In the event that the Committee or the Board of Directors
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determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Committee or the Board of Directors to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee or the Board of Directors shall, in such manner as it may deem equitable, adjust any or all of the following (i) the number and type of shares (or other securities or property) with respect to which options may be granted,
(ii) the number and type of shares (or other securities or property) subject to outstanding options and (iii) the grant or exercise price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option in full satisfaction of the Company's obligations to the holder thereunder.

     11. General Provisions.
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     (a) Options May Be Granted Separately or Together.  Options may, in the
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discretion of the Committee or the Board of Directors, be granted either alone or in addition to, in tandem with, or in substitution for any other option granted under the Plan or award granted under any other plan of the Company or any affiliate of the Company.

     (b) No limit on Other Compensation Arrangements.  Nothing contained in the
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Plan shall prevent the Company or its affiliates from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
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     (c) No Right to Continued Employment or Tenure as Director.  The grant of
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an option shall not be construed as giving a participant in the Plan the right to be retained in the employ of the Company or any of its affiliates or, if a director of the Company or any of its affiliates, to continue as a director. Further, the Company or its affiliates may at any time dismiss a participant in the Plan from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any award evidencing an option.

     (d) Governing Law.  The validity, construction, and effect of the Plan and
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any rule and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

     (e) No Trust or Fund Created.  Neither the Plan nor any option shall
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create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its affiliates and a participant in the Plan or any other person. To the extant that any person acquires a right to receive payments from the Company or any of its affiliates pursuant to an option, such right shall be no greater than the right of any unsecured general creditor of the Company or its affiliates.

     12. Effective Date and Term of Plan.
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              (a) The Plan was adopted and became effective on February 17,
1998, the date on which it was approved by the Board of Directors of the Company.

              (b) Unless sooner terminated, this Plan shall terminate on February 16, 2008 and no options shall thereafter be made under the Plan.